UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  September 16, 2015

SCHOOL SPECIALTY, INC.

(Exact name of registrant as specified in its charter)

Wisconsin	000-24385	39-0971239
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

W6316 Design Drive Greenville, Wisconsin 54942
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:  (920) 734-5712

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On September 16, 2015 School Specialty, Inc. (the “Company”) entered into the Second Amendment to Loan Agreement among the Company, certain of its subsidiaries, Bank of America, N.A. and Bank of Montreal, as lenders, and Bank of America, N.A., as agent for the lenders (the “ABL Amendment”).

Under the terms of the ABL Amendment, various amendments were made to the Loan Agreement dated as of June 11, 2013 among the Company and certain of its subsidiaries, as borrowers and guarantors, Bank of America, N.A., as agent, SunTrust Bank, as syndication agent, and Merrill Lynch, Pierce, Fenner & Smith Incorporated and SunTrust Robinson Humphrey, Inc., as joint lead arrangers and bookrunners, as amended (the “Loan Agreement”), including the following:

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a reduction in the applicable margin for base rate loans and LIBOR loans;

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a reduction in the unused line fee rate;

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the extension of the scheduled maturity date to September 16, 2020, which shall automatically become March 12, 2019 unless the Company’s term loan facility has been repaid, prepaid, refinanced, redeemed, exchanged, amended or otherwise defeased or discharged prior to such date (in the case of any refinancing or amendment, to a date that is at least 90 days after the scheduled maturity date);

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the withdrawal of SunTrust Bank as a lender and the assumption of its commitments by the remaining lenders;

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the addition of a cure period prior to the imposition of a cash dominion trigger period and reducing the period during which specified availability must be maintained to terminate the cash dominion trigger period;

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the measurement periods for the cap on the amount that may be added back under the definition of EBITDA for non-recurring, unusual or extraordinary charges, business optimization expenses and other restructuring charges or reserves and cash expenses relating to earn outs and similar obligations were changed to 25% of EBITDA for any measurement period ending up to the fiscal month ending in April 2016, 20% of EBITDA for any measurement period ending in the fiscal months ending in May through July 2016, 15% of EBITDA for any measurement period ending in the fiscal months ending in August through October 2016 and 10% of EBITDA for each measurement period thereafter;

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an expansion of the Company’s ability to use excess availability to satisfy financial covenants under the Loan Agreement during the peak season of July to September;

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certain amendments relating to the previously announced change in the

Company’s fiscal year; and

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certain amendments relating to the previously announced permanent reduction in the aggregate commitments under the Loan Agreement;

In addition to entering into the ABL Amendment, the Company intends to draw on the Loan Agreement and make a voluntary prepayment of approximately $10.0 million on its term loan facility on or before September 22, 2015.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.

Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Second Amendment to Loan Agreement among the Company, certain of its subsidiaries, Bank of America, N.A. and Bank of Montreal, as lenders, and Bank of America, N.A., as agent for the lenders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHOOL SPECIALTY, INC.

Dated: September 16, 2015	By: /s/ Kevin Baehler
Kevin Baehler, Senior Vice President and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Second Amendment to Loan Agreement among the Company, certain of its subsidiaries, Bank of America, N.A. and Bank of Montreal, as lenders, and Bank of America, N.A., as agent for the lenders.

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